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                                                                     EXHIBIT 5.2


                                POWER OF ATTORNEY

                       KNOW ALL PERSONS BY THESE PRESENTS

         That James R. Billingsley has made, constituted and appointed, and BY THESE PRESENTS does make, constitute and appoint C. KEVIN McARTHUR and CHARLES
A. JEANNES, of the City of Reno, County of Washoe, State of Nevada, true and lawful ATTORNEY(S)-IN-FACT for himself and in his name, place and stead to sign and execute in any and all capacities that certain Registration Statement on Form F-10 (and all amendments thereto), including all exhibits and other documents in connection therewith, Form F-X and such other consents as may be required, with the United States Securities and Exchange Commission, giving and granting unto C. KEVIN McARTHUR and CHARLES A. JEANNES, or either of them, said ATTORNEY(S)-IN-FACT full power and authority to do and perform all and every act and thing whatsoever, requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that said ATTORNEY(S)-IN-FACT or their designated substitutes shall lawfully do or cause to be done by virtue hereof.

         Notwithstanding any other provision of this Power of Attorney to the contrary, the power granted to said C. KEVIN McARTHUR and CHARLES A. JEANNES shall not include the power to negotiate checks.

         IN TESTIMONY WHEREOF, the undersigned has hereunto set his hand and seal this 13th day of November, 2002.


                                         /s/ James R. Billingsley
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